CONSPIRACY ENTERTAINMENT CORPORATION

                              EMPLOYMENT AGREEMENT

      This Agreement is entered into as of January 1, 2002 (the "Effective Date") by and between CONSPIRACY ENTERTAINMENT CORPORATION (the "Company") and Sirus Ahmadi ("Employee"). In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

      1. POSITION AND DUTIES. Employee shall be employed to serve as Chief Executive Officer, with involvement in the entire operation of the Company while discharging such responsibilities as are commensurate with Employee's position.or to serve in such additional or different capacities and with such other responsibilities as the Company' s President and/or Chief Executive Officer may determine from time to time. Employee shall perform Employee's duties faithfully and to the best of Employee's ability and shall devote Employee's full time and effort exclusively to the performance of Employee's duties hereunder. Employee shall abide by all Company policies, rules and regulations now in effect and as such are promulgated in the future by the Company in its sole and absolute discretion. Company will use its commercially reasonable efforts to assist Employee to obtain an appropriate visa for employment at the Company, including reimbursing Employee's reasonable expenses in connection therewith.

      2. PERIOD OF EMPLOYMENT. The term of employment pursuant to this Agreement shall be three (3) years ("Term"), commencing January 1, 2002, and continuing until December 31, 2004, subject to earlier termination during this period in accordance with the provisions below. Continued employment after December 31, 2004, shall be based on the mutual consent of both Employee and the Company.

      3. COMPENSATION. For all services to be rendered pursuant to this Agreement by Employee, Employee shall receive a base salary ("Base Salary") at the monthly rate of Seven Thousand Two Hundred and Fifty Dollars ($27,000.00), payable in accordance with the Company's normal payroll practices and subject to the usual and required employee payroll deductions and withholdings. Employee understands and agrees that neither Employee's job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension by implication or otherwise, of this Agreement.

            a. Corporate Vehicle Allowance. Employee shall be entitled to a corporate vehicle allowance of $800.00 per month towards the lease or purchase of a vehicle. In addition, the company agrees to pay for all gasoline, maintenance and repair, and insurance for the vehicle through the termination of this agreement.

      4. OTHER BENEFITS. During Employee's employment hereunder, Employee shall be entitled to participate in such employee benefit plans and programs of the Company, if any, as are maintained by Company from time to time, and are generally available to the benefit of its employees, subject to an in accordance with the terms and eligibility requirements of the applicable benefit or plan. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time in its sole and absolute discretion. Notwithstanding anything to the contrary contained herein, Employee acknowledges that, in light of Employee's compensation in Section 3, he shall not be entitled to participate in any equity-based compensation plan established by the Company.

      5. TAXES. In the event that Employee owes any taxes by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Employee for any such taxes or to make any adjustment of Employee's compensation under this Agreement. Any compensation due to Employee under this Agreement, including, but not limited to, the Base Salary, Annual Bonus, Game Design Bonus, Equity Compensation and any other taxable benefit, shall be reported as required on all earnings statements and shall be reduced by any required withholding for federal, state and local taxes and other appropriate payroll deductions.

      6. EXPENSES. Pursuant to Company policy, Employee shall be reimbursed for all reasonable, appropriate and properly documented business and travel expenses which Employee incurs in the performance of his responsibilities as an employee of the Company.

      7. TERMINATION. Either Employee or the Company may terminate Employee's employment at any time, with or without cause or notice. If Employee is terminated without cause during the Term of this Agreement, Employee shall receive the following: (i) Base Salary and accrued, unused vacation benefits through the date of termination; (ii) Equity Compensation; and (3) Game Design Bonus. In the event Employee resigns for any reason, Employee will receive Employee's Base Salary and accrued, unused vacation benefits through the date of termination, but Employee will not be eligible for the Equity Compensation described in clause (ii) above or any other bonus payment not yet accrued or due and payable.

            a. Termination for Cause. The Company shall not be obligated to provide any Game Design Bonus or Equity Compensation in the event of a termination for "Cause", which for purposes of this Agreement shall mean a determination by the Company, based upon its good faith judgment, that Employee has committed an act or omission detrimental to the best interests of the Company, including, but not limited to, dishonesty, neglect, insubordination, failure to perform the duties assigned to Employee, felony or crime of dishonesty, or breach of any obligation under this Agreement or any Exhibit hereto. In the event of a termination for Cause, Employee shall only receive payment of Employee's Base Salary and any accrued, unused vacation time earned through the date of termination.

      8. RIGHT TO ADVICE OF COUNSEL. Employee acknowledges that he has had the right to consult with counsel and is fully aware of Employee's rights and obligations under this Agreement.

      9. SUCCESSORS.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement: by operation of law.


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

            (b) Employee's Successors. Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.

      10. CONFIDENTIAL INFORMATION AND ASSIGNMENT OF INVENTIONS. Employee agrees that as a condition to the effectiveness of this Agreement, Employee shall execute the Company's standard Proprietary Information and Inventions Agreement attached hereto as Exhibit C and incorporated herein by this reference.

      11. CONFLICTING EMPLOYMENT. Employee shall not, during the term of Employee's employment with the Company, engage in any other employment, occupation, consulting or other business activity in any way related to the business in which the Company is now involved (e.g., development, production, publishing, licensing, sale and distribution of computer technology and games) or becomes involved during the term of Employee's employment, nor will he engage in any other activities that conflict with Employee's obligations to the Company without the Company's prior written consent.

      12. RETURNING COMPANY DOCUMENTS. At the time of leaving the employ of the Company, Employee covenants that he shall deliver to the Company (and will not keep in Employee's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of Employee's employment, Employee hereby covenants to sign and deliver the "Termination Certification" attached hereto as Exhibit A, which is incorporated herein in its entirety by this reference.

      13. NOTIFICATION OF NEW EMPLOYER. In the event that Employee leaves the employ of the Company, Employee agrees to grant consent to notification by the Company to Employee's new employer about Employee's rights and obligations under this Agreement.

      14. SOLICITATION OF EMPLOYEES. Employee covenants that, for a period of twelve (12) months immediately following the termination of Employee's relationship with the Company for any reason, whether with or without cause, he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Employee or for any other person or entity.

      15. CONFLICT OF INTEREST GUIDELINES. Employee covenants that he shall diligently adhere to the Conflict of Interest Guidelines attached hereto as Exhibit B, which is incorporated herein in its entirety by this reference.

      16. NOTICE CLAUSE.

            (a) Manner. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person or sent by First Class, registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

            (b) Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with this Section.

      17. ARBITRATION.

            (a) Exclusive Remedy. Arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a "Claim") arising out of, related to, or connected with Employee's employment relationship with Company, or the termination of Employee's employment relationship with Company, including any Claim against any parent, subsidiary, or affiliated entity of Company, or any director, officer, general or limited partner, employee or agent of Company or of any such parent, subsidiary or affiliated entity.

            (b) Claims Subject to Arbitration. This paragraph specifically includes (without limitation) all claims under or relating to any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation based on race, color, religion, national origin, sex, age, disability or any other condition or characteristic protected by law; demotion, discipline, termination or other adverse action in violation of any contract, law or public policy; entitlement to wages or other economic compensation; and any claim for personal, emotional, physical, economic or other injury.

            (c) Claims Not Subject to Arbitration. This Agreement does not apply to any legal action by the Company or Employee seeking injunctive relief for unfair competition or breach of any Company policies regarding the protection of Company property, trade secrets or confidential information. This Agreement also does not apply to any claims by Employee: (a) for workers' compensation benefits; (b) for unemployment insurance benefits; (c) under a benefit plan where the plan specifies a separate arbitration procedure; or (d) which are otherwise expressly prohibited by law from being subject to arbitration under this Agreement.

            (d) Procedure. Any Claim submitted to arbitration shall be decided by a single, neutral arbitrator (the "Arbitrator") in the exclusive venue of Los Angeles County, California. The parties to the arbitration shall mutually select the Arbitrator not later than 15 days after service of the demand for arbitration. If the parties for any reason do not mutually select the Arbitrator within the 15 day period, then any party may apply to any court of competent jurisdiction to appoint a retired judge as the Arbitrator. The parties agree that arbitration shall be conducted in accordance with California Code of Civil Procedure sections 1280 et seq., except as modified in this Agreement. The Arbitrator shall apply the substantive federal, state, or local law and statute of limitations governing any Claim submitted to arbitration. In ruling on any Claim submitted to arbitration, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim. Judgment on the Arbitrator's decision may be entered in any court of competent jurisdiction.


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

            (e) Costs. Employee shall only pay the share of fees and costs incurred in the arbitration (e.g., filing fees and transcript costs) that he would normally pay in the course of litigation. All other fees and costs, including the Arbitrators' fees, shall be borne by the Company. The parties shall be responsible for their own attorneys' fees and costs, except that the Arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party in accordance with the applicable law governing the dispute.

            (f) Interpretation of Arbitrability. The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Agreement, or any issue relating to whether a Claim is subject to arbitration under this Agreement, except that any party may bring an action in any court of competent jurisdiction to compel arbitration in accordance with the terms of this Agreement.

      18. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

      19. INTEGRATION. This Agreement and the Exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      20. SURVIVIAL. The following sections shall survive any termination of this Agreement: 5, 7, 9, 10, 12-21 and any other provision which states that it survives the Agreement's termination.

      21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

      22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.


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

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year first above written.

                                  CONSPIRACY ENTERTAINMENT CORPORATION


                                  By: /s/ Sirus Ahmadi
                                     -------------------------------------------
                                     Sirus Ahmadi
                                     -------------------------------------------
                                     President

                                  EMPLOYEE


                                  /s/ Sirus Ahmadi
                                  ----------------------------------------------
                                  Sirus Ahmadi
                                  12011 Goshen Avenue
                                  Unit 202
                                  Los Angeles, CA 90049

                                    EXHIBIT A

                      CONSPIRACY ENTERTAINMENT CORPORATION

                            TERMINATION CERTIFICATION

      This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Conspiracy Entertainment Corporation, its subsidiaries, affiliates, successors oz* assigns (together, the "Company").

      I further certify that I have complied with all the terms of the Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

      I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

      I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date:
     ---------------------------


                                -------------------------------------
                                Sirus Ahmadi

                                    EXHIBIT B

                      CONSPIRACY ENTERTAINMENT CORPORATION

                         CONFLICT OF INTEREST GUIDELINES

      It is the policy of CONSPIRACY ENTERTAINMENT CORPORATION (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

      1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

      2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

      3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

      4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or appears to be a personal or social involvement.

      5. Initiating or approving any form of personal or social harassment of employees.

      6. Investing in or affiliating with suppliers, customers, or competing companies, including financial speculations, where such investment or affiliation might influence in any manner a decision or course of action of the Company.

      7.    Borrowing from or lending to employees, customers or suppliers.

      8.    Acquiring real estate of interest to the Company.

      9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

      10. Unlawfully discussing prices, costs, customers sales or markets with competing companies or their employees.


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

      11. Making any unlawful agreement with distributors with respect to prices.

      12. Improperly using or authorizing the use of any inventions (or intellectual property) which are the subject of patent (or other intellectual property) claims of any other person or entity.

      13. Engaging in any activities which are competitive with or detrimental to the business of the Company.

      14. Engaging in any conduct which is not in the best interest of the Company.

      Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.


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

                                    EXHIBIT C

                      CONSPIRACY ENTERTAINMENT CORPORATION

        [STANDARD NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT]


                                       10